RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                          ADVANCED BUSINESS SCIENCES, INC.

   The undersigned, Benjamin J. Lamb certifies that he is the President and Chief Executive Officer of ADVANCED BUSINESS SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is "ADVANCED BUSINESS SCIENCES, INC.."

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 17, 1986, under the name Sage Analytics International, Inc.

3. This Restated Certificate of Incorporation of the corporation has been duly adopted by resolutions of the Board of Directors of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation, as heretofore amended, and shall, as it may thereafter be amended or supplemented in accordance with its terms and applicable law, be the Certificate of Incorporation of the corporation.

4. The text of the Certificate of Incorporation of the corporation is hereby restated to read in its entirety as follows:

                                  ARTICLE 1.  NAME

   The name of the Corporation is ADVANCED BUSINESS SCIENCES, INC.

                       ARTICLE 2.  REGISTERED OFFICE AND AGENT

   The registered office of the Corporation in the State of Delaware is to located at 220 Continental Drive, City of Newark, County of New Castle; its registered agent at the address shall be American Guaranty and Trust Corporation.

                                 ARTICLE 3.  PURPOSE

   The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

                              ARTICLE 4.  CAPITAL STOCK

   The total number of shares of stock which the corporation shall have authority to issue is 51,000,000 consisting of 50,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any of such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

   Effective as of December 18, 1997, each twenty (20) outstanding shares of Common Stock and Preferred Stock will be combined and converted into one (1) share each of the Common Stock and Preferred Stock, respectively, provided that no fractional shares shall be issued but shall be rounded up to the nearest whole number. There shall be no increase or decrease in the corporation's authorized capital stock or its par value per share, or in the corporation's capital.

                            ARTICLE 5.  PREEMPTIVE RIGHTS

   No stockholder of the Corporation shall have any preemptive rights to purchase, subscribe for or otherwise acquire any share or other securities of the Corporation, whether now or hereafter authorized, and any and all preemptive rights are hereby denied.

                                ARTICLE 6.  DIRECTORS

   The corporation shall be under the direction of a board of directors. The board of directors shall consist of not less than three directors nor more than 15 directors. The number of directors within this range shall be as stated in the Corporation's by-laws, as may be amended from time to time. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible; provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

   The classification shall be such that the term of one class shall expire each succeeding year. The Corporation's board of directors shall initially be divided into the three classes named Class I, Class II, and Class III, with Class I initially consisting of one director and Class II and Class III each initially consisting of two directors. The terms, classifications, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the by-laws. The names of those persons of each class to serve on the board of directors shall be as follows:

                                      Class I:

           Term of Office Expires at 1987 annual meeting of stockholders:

                                  Thomas E. Sawyer

                                      Class II:

           Term of Office Expires at 1988 annual meeting of stockholders:

                                   R. Keith Jones
                                     Keith Oakes

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




                                     Class III:

           Term of Office Expires at 1989 annual meeting of stockholders:

                                  Kent G. Stephens
                                   Jon D. Stephens

   Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

   Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

   Any director may be removed with or without cause by an affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders, all stockholders voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose; provided, however, that if there are at the time one or more Interested Stockholders (as defined in Article 9 hereof), directors may only be removed with cause and in addition to such two-thirds vote, there must also be an affirmative vote for removal of not less than a majority of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than such Interested Stockholders.

                          ARTICLE 7.  DIRECTORS' LIABILITY

   The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by subsection (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                                 ARTICLE 8.  BY-LAWS

   The board of directors shall have the power to amend from time to time the by-laws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. The stockholders may amend by-laws made by the board of directors. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes cast at a duly constituted meeting of stockholders called for such purpose; provided, however, that if there are at the time one or more Interested Stockholders (as defined in Article 9 hereof), in addition to such two-thirds vote, there must also be an affirmative vote for such action of not less than a majority of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than such Interested Stockholders.

                      ARTICLE 9.  CERTAIN BUSINESS COMBINATIONS

   The votes of  stockholders  and  directors  required to approve any  Business
Combination shall be as set forth in this Article 9. The term "Business Combination" is used as defined in subsection 1 of this Article 9. All other capitalized terms not otherwise defined in this Article 9 or elsewhere in these Articles of Incorporation are sued as defined in subsection 3 of this Article 9.

   Subsection 1.  Vote Required for Certain Business Combinations.

      A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in subsection 2 of this Article 9:

      (i) any merger, consolidation or share exchange of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after the merger, consolidation or share exchange would be, an Affiliate or Associate (as the terms are hereinafter defined) of any person who or which was an Interested Stockholder prior to the transaction; or

      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business ( in one transaction or a series of transactions in any twelve-month period) to any Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, other than the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of directors of the Corporation's most recent fiscal quarter of five percent or more of the total Market Value (as hereinafter defined) of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter or;

      (iii) the issuance, sale, transfer or other disposition by the Corporation, or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock (as hereinafter defined) of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

      (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, other than the Corporation or any of its Subsidiaries; or

      (v) any  reclassification  of  securities  (including  any  reverse  share split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the corporation or any of its Subsidiaries; or

      (vi) any agreement, arrangement or understanding providing for any one or more actions specified in classes (i) through (v) of this Paragraph A of this Subsection (1); shall be approved by affirmative vote of at least (a) the holders of two-thirds of the total number of outstanding shares of Voting Stock and (b) the holders of two-thirds of the voting power of the outstanding shares of Voting Stock, excluding for purposes of calculating the affirmative vote and the total number of outstanding shares of voting Stock under this clause (b), all shares of Voting Stock of which the beneficial owner is the Interested Stockholder involved in the Business Combination or any Affiliate or Associate of such Interest Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

   B. Definition of "Business Combination." The term "Business Combination" as used in this Article 9 shall mean any transaction which is referred to in any one or more of classes (i) through (v) of paragraph A of this subsection 1.

   Subsection 2.  When Higher Vote is Not Required.

   The provisions of subsection 1 of this Article 9 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all the conditions specified in either of the foregoing paragraphs A and B are met:

     A. Approval of Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

     B. Price and Procedure Requirements. All of the following conditions shall have been met:

      (i) The aggregate amount of the cash and the Market Value as of the Valuation Date (as hereinafter defined) of the Business Combination of non-cash consideration to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

         (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

         (b) the Market Value per share of common stock of the same class or series on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 9 as the "Determination Date"), whichever is higher, or

         (c) the price per share equal to the Market Value per share of common stock of the same class or series determined pursuant to subdivision
      (i)(b) hereof, multiplied by the ratio of (1) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Stockholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of common stock of the same class or series on the first day in such two-year period on which the Interested Stockholder acquired shares of common stock.

      (iii) The aggregate amount of the cash and the Market Value as of the Valuation Date of non-cash consideration to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than common stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

         (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interest Stockholder for any shares of such class or series of Voting Stock acquired by it: (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

         (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

         (c) the Market value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

         (d) the price per share equal to the Market Value per share of such class or series of stock determined pursuant to subdivision (ii)(c) hereof multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of the same class or series of Voting Stock.

      (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

      (iv) After such interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been no failure to declare and pay the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on any class or series of the capital stock of the Corporation (except as necessary to reflect any subdivision of the capital stock), and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse share split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of capital stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

   The provisions of subdivisions (iv) (a) and (iv) (b) of this subsection do not apply if such actions shall have been approved by a majority of the Continuing Directors and if no Interested Stockholder or an Affiliate or Associate of the Interested Stockholder voted as a director of the Corporation in a manner inconsistent with such subdivisions, and the Interested Stockholder, within ten days after any act or failure to act inconsistent with such subdivisions, notifies the board of directors of the Corporation in writing that the Interested Stockholder disapproves thereof and requests in god faith that the board of directors rectify such act or failure to act.

      (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

      (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 25 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

   SubCertain Definitions.

For the purpose of this Article 9:

   A. A "person" shall mean any individual, firm, corporation or other entity.

   B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any other person who at the date of adoption of these Articles of Incorporation or the date of the Agreement of Merger with Sage Institute International, Inc., was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the Voting Stock outstanding on such date ) who or which:

         (i) is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

         (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock.

   C. A "beneficial owner," when used with respect to any Voting Stock, means a person:

         (i) that, individually or with any of its Affiliates or Associates, beneficially owns Voting Stock directly or indirectly; or

         (ii) that, individually or with any of its Affiliates or Associates, has (a) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants of options, or otherwise; (b) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (c) of Voting Stock pursuant to any agreement, arrangement or understanding; or

         (iii) that, individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

   D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this subsection 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph C of this subsection 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

   E. "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

   F. "Associate," when used to indicate a relationship with any person,  means:
(1) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which person serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

   G. "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

   H. "Continuing Director" means any member of the board of directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the board of directors of the Corporation prior to the time that the Interested Stockholder (including any Affiliate or Associate of such Interested Stockholder) became an Interested Stockholder, and any successor of Continuing Director who is unaffiliated with the Interested Stockholder and recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors of the Corporation.

   I. "Market Value" means:

      (i) in the case of stock, the highest closing sal price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange - listed stocks, or, if such stock is not quoted on the composite tape, or the New York Stock Exchange, or, if such stock is not listed on such exchange, the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such share is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System of any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the Corporation in good faith; and

      (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the board of directors of the Corporation in good faith.

   J. "Valuation Date" means: (A) For a business combination voted on by stockholders, the latter of the day prior to the date of the stockholders vote or the date twenty days prior to the consummation of the Business Combination; and (B) for a Business Combination not voted upon by the stockholders, the date of the consummation of the Business Combination.

   K. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

   L. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and B(ii) of subsection 2 of this Article 9 shall include the shares of common stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

   Subsection 4. Powers of the Continuing Directors.

   A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article 9, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the requirements of paragraph B of subsection 2 have been met with respect to any Business Combination; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 9.

                             ARTICLE 10.  ANTI-GREENMAIL

   Any direct or indirect purchase or other acquisition by the Corporation of any Voting Stock (as defined in Article 9 hereof) from any Significant Stockholder (as hereinafter defined) who has beneficially owned (as defined in Article 9 hereof) such Voting Stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of the then outstanding shares of Voting Stock, excluding in calculating such shares all Voting Stock beneficially owned by such Significant Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may

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be specified,  by law or any agreement  with a national  securities  exchange or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of Voting Stock made as part of a tender or exchange offer by the Corporation to purchase Voting Stock on the same terms from all holders of the same class of Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

For the purpose of this Article 10:

   A. "Significant Stockholder" shall mean any person (other than the corporation or any corporation of which a majority of any class of Voting Stock is owned, directly or indirectly, by the Corporation or any other person who at the date of adoption of these Articles of Incorporation or the date of the Agreement of Merger with Sage Institute International, Inc., was the beneficial owner, directly or indirectly, of 5 percent or more of the voting power of the Voting Stock outstanding on such date) who or which is the beneficial owner, directly or indirectly, of 5 percent or more of the voting power of the outstanding Voting Stock.

                 ARTICLE 11.  AMENDMENT OF ARTICLES OF INCORPORATION

   Except as set forth in this Article 11 or as otherwise specifically required by law, no amendment of any provision of these Articles of Incorporation shall be made unless such amendment has been approved both by the board of directors of the Corporation and by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to be the provisions set forth in this Article 11 or in
Article 6, 7, 8, 9 or 10 hereof, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon rather than a majority; provided, further, that if there are one or more interested Stockholders (as defined in Article 9 hereof), the provisions set forth in this Article 11 or in Article 6, 7, 8, 9 or 10 hereof may be repealed or amended only with the affirmative vote both of (a) the holders of at least two-thirds of the total number of outstanding shares of Voting Stock (as defined in Article 9 hereof), and (b) the holders of at least two-thirds of the total number of outstanding shares of Voting Stock, excluding for purposes of calculating both the affirmative vote and the number of outstanding shares of Voting Stock under this clause (b) all the shares of Voting Stock of which the beneficial owner is an Interested Stockholder or an Affiliate or Associate of such Interested Stockholder (as such terms are defined in Article 9 hereof).

                            ARTICLE 12.  INDEMNIFICATION

   The Corporation shall indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.

   IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 10th day of June, 1999.


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                                         ADVANCED BUSINESS SCIENCES, INC.



                                         By: /s/ Benjamin J. Lamb
                                         ------------------------
                                              Benjamin J. Lamb
                                         President and Chief Executive Officer



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